UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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TAIWAN GREATER CHINA FUND    October 9, 2006
c/o Brown Brothers Harriman
P.O. Box 962047
Boston, MA 02196-2047
Telephone: 1-800-343-9567

Dear Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders (the “Meeting”) of the Taiwan Greater China Fund (the “Trust” or the “Fund”), formerly known as The R.O.C. Taiwan Fund, which will be held at the offices of Clifford Chance US LLP, 31 W. 52nd Street, New York, New York, on Tuesday, November 21, 2006 at 9:30 a.m., Eastern time. A formal notice and a Proxy Statement regarding the Meeting, a proxy card for your vote at the Meeting and a postage prepaid envelope in which to return your proxy are enclosed. Shareholders who plan on attending the Meeting will be required to provide valid identification in order to gain admission.

 At the Meeting, Shareholders will:

(i)	Consider whether to approve amendment of the Trust’s current fundamental investment policy regarding lending to allow for securities lending to the extent permitted by law.

The Board of Trustees recommends that you vote for amendment of the Trust’s fundamental investment policy regarding lending.

Whether or not you plan to attend the Meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice and Proxy Statement, please complete, date, sign and return the enclosed proxy card at your earliest convenience. Your return of the proxy card will not prevent you from voting in person at the Meeting should you later decide to do so.

If you are a beneficial owner holding shares through a broker-dealer or other nominee, please note that, under the rules of the New York Stock Exchange, broker-dealers or other nominees may not vote your shares on the proposal described in paragraph (i) above without your instructions. In addition, if you are a beneficial owner holding shares through a bank or trust company nominee, you may find that such nominee will not vote your shares in respect of the matter to be considered at the Meeting without your instructions. Accordingly, the Board of Trustees of the Trust urges all beneficial owners of shares who are not also record owners of such shares to contact the institutions through which their shares are held and give appropriate instructions, if necessary, to vote their shares. The Trust also will be pleased to cooperate with any appropriate arrangement pursuant to which beneficial owners desiring to attend the Meeting may be identified as such and admitted to the Meeting as Shareholders.

Time will be provided during the Meeting for discussion, and Shareholders present will have an opportunity to ask questions about matters of interest to them. Shareholders also may call 1-800-814-0979 with questions concerning this proposal.

    Respectfully,

/s/ Steven R. Champion   /s/ David Laux
Steven R. Champion     David Laux
President    Chairman of the Board of Trustees
______________________________________________________________________________________

IMPORTANT MATTERS WILL BE CONSIDERED AT THE MEETING. ACCORDINGLY, ALL SHAREHOLDERS, REGARDLESS OF THE SIZE OF THEIR HOLDINGS, ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, OR TO GIVE APPROPRIATE INSTRUCTIONS TO PERSONS HOLDING SHARES OF RECORD ON THEIR BEHALF, PROMPTLY.

TAIWAN GREATER CHINA FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 21, 2006

To the Shareholders of the Taiwan Greater China Fund:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Meeting”) of the Taiwan Greater China Fund (the “Trust” or the “Fund”), formerly known as The R.O.C. Taiwan Fund, will be held at the offices of Clifford Chance US LLP, 31 W. 52nd Street, New York, New York, on Tuesday, November 21, 2006 at 9:30 a.m., Eastern time, for the following purposes:

1.	To consider whether to approve amendment of the Trust’s current fundamental investment policy regarding lending to allow for securities lending to the extent permitted by law.

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Trustees of the Trust has fixed the close of business on Wednesday, September 13, 2006 as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders are entitled to one vote for each share of beneficial interest of the Trust held of record on the record date with respect to each matter to be voted upon at the Meeting.

You are cordially invited to attend the Meeting. All Shareholders are requested to complete, date and sign the enclosed proxy card and return it promptly, and no later than November 20, 2006, in the envelope provided for that purpose, which does not require any postage if mailed in the United States. If you are able to attend the Meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the Meeting. The enclosed proxy is being solicited by the Board of Trustees of the Trust.

  BY ORDER OF THE BOARD OF TRUSTEES

   Cheryl Chang, Secretary

October 9, 2006

TAIWAN GREATER CHINA FUND
PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees (the “Board of Trustees” or the “Board”, the trustees of the Board are referred to as the “Trustees”) of the Taiwan Greater China Fund (the “Trust”, formerly known as The R.O.C. Taiwan Fund) for use at a Special Meeting (the “Meeting”) of holders of shares (each, a “Shareholder” and collectively, the “Shareholders”) of the Trust (the “Shares”) to be held at the offices of Clifford Chance US LLP, 31 W. 52nd Street, New York, New York, on Tuesday, November 21, 2006 at 9:30 a.m., Eastern time, and at any adjournment thereof.

This Proxy Statement and the accompanying proxy are first being mailed to Shareholders on or about October 9, 2006. Any Shareholder giving a proxy has the power to revoke it by mail (addressed to The Altman Group, 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071), or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Trust. All properly executed proxies received by mail on or before the close of business on November 20, 2006 or delivered personally at the Meeting will be voted as specified in such proxies or, if no specification is made, for the approval of Proposal 1.

The Board of Trustees has fixed the close of business on Wednesday, September 13, 2006, as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders of record will be entitled to one vote for each Share.

As of the record date, the Trust had 16,881,479 Shares outstanding. Abstentions will be counted as present for all purposes in determining the existence of a quorum.

One-third of the Trust's outstanding Shares, present in person or represented by proxy at the Meeting, will constitute a quorum for the transaction of business at the Meeting. The affirmative vote of a majority of the Trust’s outstanding Shares is required to approve amendment of the Trust’s current fundamental investment policy regarding lending. As provided under the Investment Company Act of 1940, as amended (the “Investment Company Act”), this means the affirmative vote of the lesser of (a) 67% or more of the outstanding Shares present or represented at the Meeting, if holders of more than 50% of the outstanding Shares of the Trust entitled to vote are present or represented by proxy at the Meeting, or (b) more than 50% of the outstanding Shares of the Trust entitled to vote.

Abstentions will be treated as votes present and not cast at the Meeting. Accordingly, abstentions will have the effect of votes in opposition to Proposal 1.

The Trust knows of no business that may or will be presented for consideration at the Meeting, other than that mentioned in Proposal 1 described herein. If any matter not referred to above is properly presented, the persons named on the enclosed proxy will vote in accordance with their discretion. However, any business that is not on the agenda for the Meeting may be presented for consideration or action at the Meeting only with the approval of the Board of Trustees.

The address of Brown Brothers Harriman, which provides certain administrative services for the Trust, is 40 Water Street, Boston, Massachusetts 02109-3661.

BENEFICIAL OWNERSHIP OF SHARES

The following table provides information, as of September 13, 2006, except as noted, regarding the beneficial ownership of Shares by (i) each person or group known to the Trust to be the beneficial owner of more than 5% of the Shares outstanding, (ii) each of the Trust’s Trustees, (iii) each executive officer of the Trust and (iv) all Trustees and executive officers of the Trust as a group. Except as noted, each of the named owners has sole voting and dispositive power over the Shares listed.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Fund
City of London Investment Group plc (“CLIG”) City of London Investment Management Company Limited (“CLIM”) 10 Eastcheap London EC3M 1LX U.K.	2,873,197 (1)	17.02%
NewGate LLP 80 Field Point Road 12thFloor Greenwich CT 06830 U.S.A.	1,233,728 (2)	7.31%
Sarasin Invesment Fund Ltd. 155 Bishopsgate London EC2M 3XY	1,049,000 (3)	6.77%
Lazard Asset Management LLC (“Lazard”) 30 Rockefeller Plaza New York, New York 10112 U.S.A.	1,566,726 (4)	9.28%

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TRUSTEES AND EXECUTIVE OFFICERS

Name	Amount of Beneficial Ownership	Percent of Fund	Dollar Range of Beneficial Ownership **
Steven R. Champion	17,500	*	Over $100,000
David Laux	6,000	*	$10,001-$50,000
Frederick C. Copeland, Jr.	5,000	*	$10,001-$50,000
Robert P. Parker	2,000	*	$10,001-$50,000
Edward B. Collins	3,000	*	$10,001-$50,000
Tsung-Ming Chung	0	N/A	None
Pedro-Pablo Kuczynski	2,300	*	$10,001-$50,000
All Trustees, Trustee nominees and executive officers as a group	35,800	*

*Less than 1%

** Based on the net asset values of the Shares on September 13, 2006 ($6.14).

(1) Based upon information provided by CLIG and CLIM in a Statement on Schedule 13G jointly filed on February 6, 2006 with respect to ownership as of December 30, 2005. In that statement, CLIM reported that it held its 2,873,197 Shares as investment adviser to certain investment funds. CLIG reported that its ownership included the 2,873,197 Shares held by CLIM as a result of CLIG’s status as the parent holding company of CLIM. CLIG and CLIM stated that they held sole voting power and sole dispositive power over their Shares.

(2)  Based upon information provided by Newgate LLP in a Statement on Schedule 13G filed on January 27, 2006 with respect to its ownership as of December 31, 2005, declaring that it held sole voting and sole dispositive power over its Shares.

(3) Based upon information disclosed on Bloomberg. This information reflects that Sarasin Emerging Sar Fund holds 454,507 Shares, and SaraPro Emerging Markets Fund holds 306,010 Shares. The Trust believes that Sarasin holds voting and shared dispositive power over all such Shares.

(4)  Based upon information provided by Lazard in a Statement on Schedule 13G filed on February 3, 2006 with respect to its ownership as of December 31, 2005, declaring that it held sole voting and sole dispositive power over its Shares.

PROPOSAL 1. AMENDMENT TO THE FUNDAMENTAL INVESTMENT POLICY OF THE TRUST TO ALLOW FOR SECURITIES LENDING TO THE EXTENT PERMITTED BY LAW

The Trust is registered as a diversified, closed-end management investment company under the Investment Company Act and has operated as a closed-end fund since the reorganization of The Taiwan (R.O.C.) Fund, which was an open-end fund not registered in the United States, into the Trust on May 19, 1989. The Trust is required under the Investment Company Act to adopt a fundamental policy with respect to the making of loans. The Trust’s policy currently states that the Trust may not:

“make any loan (other than bank deposits or by investment in debt securities or entry into repurchase agreements) or enter into any guaranty of any loan.”

The Board of Trustees has adopted the following investment policy with respect to the making of loans, subject to approval of Shareholders, and recommends that Shareholders approve such a change to permit the Trust to lend its portfolio securities:

“The Fund may not make loans to other persons (other than bank deposits or by investment in debt securities or entry into repurchase agreements), except that the Fund may lend its securities to the extent permitted by the Investment Company Act of 1940, the rules or regulations thereunder or any exemption therefrom, as such statutes, rules or regulations may be amended or interpreted from time to time.”

The Fund would continue to be permitted to make bank deposits, purchase debt securities and enter into repurchase agreements. If Shareholders approve the proposed modification to the current lending policy, the Fund would be able to lend its portfolio securities, subject to the limitations and requirements of the Investment Company Act.

Securities lending generally involves the temporary loan of securities for cash or other securities of an equivalent or greater value (commonly referred to as the “collateral”) with a contractual obligation to re-deliver a like quantity of the same securities at a future date. The goal of securities lending is to generate additional income from the Trust’s existing portfolio assets. The income generated from securities lending activities typically takes the form of income earned on the invested cash collateral or by loaning the securities for a fee. The Board of Trustees believes that securities lending is in the best interests of the Trust and its shareholders because of its potential to increase the income of the Trust.

The Fund’s investment objective is long-term capital appreciation through investment primarily in publicly-traded equity securities of R.O.C. issuers. The Fund also has invested and, if conditions warrant, may in the future invest in debt securities of R.O.C. issuers (including the R.O.C. government). The Fund incurs expenses associated with its management and operations including portfolio management, shareholder communication and trustee fees. The Fund intends to use the income generated by securities lending activities to help pay its expenses. Income earned in excess of expenses will be used by the Fund to pay declared dividends and/or distributions or may be invested by the Fund consistent with its investment objective, policies and strategies.

The Board of Trustees understands and acknowledges that there are risks associated with securities lending activities, including the risk that the counterparty or “borrower” of the portfolio securities will default on its obligations and the risk that the value of the collateral held by the Trust will be less than the value of the portfolio securities on loan. There also is the risk that the reinvestment of cash collateral will result in a loss or failure to generate any income. In order to mitigate these risks, the Trust will engage in securities lending pursuant to the limitations and requirements of the Investment Company Act. Additionally, the Board of Trustees has approved adoption of various non-fundamental policies regarding securities lending, including policies limiting (i) the amount of the Trust’s portfolio that may be lent, (ii) the permitted counterparties, and (iii) the types of acceptable collateral. A summary of the non-fundamental policies adopted by the Board of Trustees with respect to securities lending is set forth in Appendix A. Non-fundamental policies may be amended by the Board of Trustees as deemed necessary and prudent without the need for approval by Shareholders.
Specifically to help mitigate risks, the Fund has adopted a non-fundamental policy, consistent with the current position of the staff of the U.S. Securities and Exchange Commission (the “SEC”), that it will not enter into a loan if, after giving effect thereto, portfolio securities having a value in excess of 33 1/3% of the market value of the Fund’s total assets, including collateral received from such loans, would be subject to securities loans. Market value is computed at the time of the loan. In the event that the staff of the SEC changes its position to either increase or decrease the amount that a fund may loan or otherwise changes its position with respect to securities lending activities, the Fund intends, with approval of its Board of Trustees, to amend its non-fundamental policies to conform to then current SEC standards.

Specifically to mitigate counterparty risks, the Fund will limit lending to any one counterparty to an amount equal to no more than 25% of the Fund’s assets available for lending. The Fund also will lend only to counterparties whose corporate entities have issued securities with a Standard & Poor’s long-term credit rating of A- or better or a Standard & Poor’s short-term credit rating of A-1 or better and are approved by the Fund.

A critical factor to the success of any securities lending program is the selection and appointment of the securities lending agent (the “Agent”), who will be responsible for, among other things, negotiating the terms of the loans with the borrowers and maintaining and monitoring the collateral. The Agent will perform its duties pursuant to the Trust’s fundamental lending and non-fundamental securities lending policies. In selecting and appointing the Agent, the Board of Trustees will consider, among other qualities, the Agent’s experience and control environment. The Trust will pay a fee to the Agent that will generally take the form of a share of the revenue generated by the securities lending activities. The Agent also may receive compensation from the counterparties to the securities lending transactions.

Prior to its reorganization into the Trust effective May 18, 1989, the Trust operated as a securities investment trust fund organized in 1983 under the laws of the Republic of China. As such, the Trust was subject to the oversight of the Republic of China Securities and Futures Bureau, Financial Supervisory Commission (formerly the Republic of China Securities and Exchange Commission or “ROC SEC”) (the “ROC FSC”) and operated under a policy requiring that consent of the ROC FSC be obtained prior to changing certain policies of the Trust, including its lending policy. Due to the Trust’s reorganization, however, the Trust is no longer subject to ROC FSC’s oversight. Nevertheless, the Trust intends to obtain confirmation from the ROC FSC that the consent requirement is no longer applicable to the Trust and upon receiving such confirmation, the Board of Trustees intends to approve the elimination of this policy. If so eliminated, the consent requirement will no longer apply to any change to policies of the Trust.

REQUIRED VOTE

As provided by the Investment Company Act, approval of Proposal 1 requires the affirmative vote of a majority of the outstanding voting securities of the Trust, which means the affirmative vote of the lesser of (a) 67% or more of the outstanding Shares present or represented at the Meeting, if holders of more that 50% of the outstanding Shares of the Trust entitled to vote are present or represented by proxy at the Meeting, or (b) more than 50% of the outstanding Shares of the Trust entitled to vote. Abstentions and broker “non-votes” will be treated as votes present but not cast for purposes of Proposal 1 and will therefore have the effect of a vote cast against Proposal 1.

The Board of Trustees believes that amendment to the Trust’s fundamental investment policy permitting the Trust to engage in securities lending is in the best interests of Shareholders of the Trust. Accordingly, the Board of Trustees unanimously recommends that Shareholders vote “FOR” Proposal 1. The persons named in the accompanying proxy will, in the absence of contrary instructions, vote all proxies “FOR” Proposal 1.

COMMUNICATIONS WITH THE BOARD OF TRUSTEES

Shareholders who wish to communicate with the Board of Trustees with respect to matters relating to the Trust may address their correspondence to the Board as a whole or to individual members c/o Brown Brothers Harriman, P.O. Box 962047, Boston, Massachusetts 02196-2047, ATTN: Investor Services Counsel, Fund Administration.

MISCELLANEOUS

  Proxies will be solicited by mail and may be solicited in person or by telephone, email or facsimile by officers or employees of the Trust. The Trust has also retained The Altman Group to assist in the solicitation of proxies from Shareholders at an anticipated cost not to exceed $7,000 plus reimbursement of out-of-pocket expenses. The expenses connected with the solicitation of these proxies and with any further proxies that may be solicited by such officers or employees or by The Altman Group in person or by telephone, email or facsimile will be borne by the Trust. The Trust will reimburse banks, brokers and other persons holding Shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such Shares.

  THE TRUST'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND ITS SEMI-ANNUAL REPORT FOR THE PERIOD ENDED JUNE 30, 2006, INCLUDING FINANCIAL STATEMENTS, HAVE BEEN MAILED TO SHAREHOLDERS OF RECORD. HOWEVER, A COPY OF BOTH REPORTS WILL BE PROVIDED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON REQUEST. PLEASE CALL 1-800-343-9567 OR WRITE TO THE TAIWAN GREATER CHINA FUND C/O BROWN BROTHERS HARRIMAN, P.O. BOX 962047, BOSTON, MASSACHUSETTS 02196-2047 ATTN: INVESTOR SERVICES COUNSEL, FUND ADMINISTRATION, TO REQUEST THE REPORT.

  In the event that a quorum is not obtained for the transaction of business at the Meeting by November 20, 2006, the persons named as proxies in the enclosed proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies in order to obtain such a quorum. Any such adjournment would require the affirmative vote of the holders of a majority of the Shares voting that are present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment if a quorum is not obtained. The costs of any such additional solicitation and of any adjourned session will be borne by the Trust.

SHAREHOLDER PROPOSALS AND NOMINATIONS

  Any proposal by a Shareholder intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Taiwan Greater China Fund c/o Brown Brothers Harriman, P.O. Box 962047, Boston, Massachusetts 02196-2047, ATTN: Investor Services Counsel, not later than January 26, 2007. The Board of Trustees will consider whether any such proposal should be submitted to a Shareholder vote in light of applicable rules and interpretations promulgated by the S.E.C.; but a Shareholder's timely submission of a proposal will not automatically confer a right to have that proposal presented for a vote at the Trust's 2007 Annual Meeting of Shareholders. Any nomination by a Shareholder of a person to stand for election as a Trustee at the 2007 Annual Meeting of Shareholders must be received by the Trust c/o Secretary, Bank Tower, Room 1001, 205 DunHua North Road, Taipei, Taiwan, Republic of China not later than February 25, 2007.

BY ORDER OF THE BOARD OF TRUSTEES

CHERYL CHANG, Secretary

October 9, 2006

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Appendix A

Summarized below are the relevant non-fundamental policies with respect to securities lending activities of the Trust. The non-fundamental policies are intended to mitigate the risks associated with securities lending activities and assure that the Trust’s securities lending activities are compliant with current regulation.

Affiliated Transactions.
(i) The Fund may not make loans to any affiliated person or promoter of or principal underwriter for the Fund or any affiliated person of such a person, promoter, or principal underwriter; and
(ii) The Fund may not make loans to any person, directly or indirectly, if such person controls or is under common control with the Fund.

Loan Limits.
(i) The Fund may not enter into a loan if, after giving effect thereto, portfolio securities having a value in excess of 33 1/3% of the market value of the Fund’s total assets, including collateral received from such loans, would be subject to securities loans; and
(ii) The Fund’s aggregate lending limit to any one counterparty shall be 25% of the assets available for lending.

Right to Terminate.
The Fund shall be entitled to terminate each loan at any time and recall loaned securities within normal and customary settlement times for securities transactions.

Entitlement to Dividends, Interest and Distributions.
All loans shall be structured so that the Fund shall be entitled to receive all dividends, interest or other distributions with respect to the loaned securities, or the economic equivalent thereof.

Approved Counterparties.
The Agent may lend the Fund’s portfolio securities only to counterparties that are approved by the Fund. The Fund shall approve only those counterparties whose corporate entities have issued securities with a Standard & Poor’s long-term credit rating of A- or better and securities with a Standard & Poor’s short-term credit rating of A-1 or better (collectively, the “Credit Criteria”).

Collateral Type and Amount.
(i) All loans of portfolio securities will be collateralized by (a) cash, (b) U.S. government or government agency securities or (c) bank letters of credit, in each case in an amount (marked to market daily) equal, at the inception of the loan and continuing throughout the life of the loan, to 105% of the market value of securities lent.
(ii) A letter of credit may only be accepted as collateral if (y) the letter of credit, in the opinion of Fund counsel, grants the Fund immediate rights to the collateral in the event of a default by the borrower, and (z) the letter of credit is drawn on a bank that meets the Credit Criteria.

Investment of Cash Collateral.
All cash collateral shall be invested by the Fund’s Agent in short term money market instruments or money market funds approved by the Fund; no more than 25% of the aggregate cash collateral held by the Fund shall be invested in any one money market instrument or money market fund.

Marking to Market.
(i) The market value of the portfolio securities lent by the Fund will be calculated on a daily basis by the Fund’s Agent; In the event that the market value of the collateral securing a particular loan has dropped to less than 104% of the market value of the securities lent, the Agent will notify the borrower to forward immediately additional collateral in an amount required to return the value of the collateral to at least 105% of the value of the loaned securities.

Voting of Loaned Securities.
In any case in which voting or consent rights that accompany a loaned security pass to a borrower, the Agent, at the request of the Fund, shall call the loaned securities to permit the exercise of such rights if the matters involved would have a material effect on the Fund’s investment in the loaned securities.

Reporting.
The Fund’s Board of Trustees will be provided information with respect to the Fund’s securities lending activities at each quarterly board meeting.

Disclosure.
The Fund shall disclose its securities lending practices in the annual and semi-annual reports to shareholders.

SPECIAL MEETING OF SHAREHOLDERS OF

TAIWAN GREATER CHINA FUND

November 21, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

Signature of Shareholder Date: Signature of Shareholder Date:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

The following items are proposed by the Trust
1. Amendment of the Trust's current fundamental investment policy regarding lending to allow for securities lending to the extent permitted by law.

Properly executed proxies will be voted in the manner directed herein by the undersigned. If no such directions are given, such proxies will be voted FOR Proposal 1.

Please sign and return promptly in the enclosed envelope. No postage is required if mailed in the United States.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR
☐ AGAINST
☐ ABSTAIN

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TAIWAN GREATER CHINA FUND

This Proxy is Solicited on Behalf of the Board of Trustees
Special Meeting of Shareholders
November 21, 2006

The undersigned hereby appoints Steven R. Champion and Cheryl Chang, or each or either of them, as Proxies of the undersigned, with full power of substitution to each of them, to vote all shares of the Taiwan Greater China Fund (the "Trust") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Trust (the "Meeting") to be held at the offices of Clifford Chance LLP US, 31 W. 52nd Street, New York, New York, Tuesday, November 21, 2006 at 9:30 a.m., Eastern time, and at any adjournment thereof, in the manner indicated on the reverse side and, in their discretion, on any other business that may properly come before the Meeting or any such adjournment.

(Continued and to be signed on the reverse side.)

COMMENTS: